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                                                                   EXHIBIT 10.14

                              ATHENA MEDICAL CORPORATION
                                (A NEVADA CORPORATION)




                           1994 INCENTIVE AND NON-QUALIFIED
                                  STOCK OPTION PLAN





















June 7, 1994
rev. Oct. 22, 1996

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                              ATHENA MEDICAL CORPORATION
                  1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN



1. PURPOSE. The purpose of this Incentive and Non-Qualified Stock Option Plan (the "Plan") is to enable ATHENA Medical Corporation (the "Company") to attract and retain the services of: (i) selected employees, officers and directors of the Company or of any subsidiary of the Company; and (ii) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.
a)
2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 14, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 3,300,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.  EFFECTIVE DATE AND DURATION OF PLAN.

    (a) EFFECTIVE DATE. This restatement of the Plan shall be effective as of June 7, 1994, the date as of which the Plan was approved by the vote of the holders of a majority of the shares of the Common Stock of the Company.

    (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). Each member on the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) as promulgated under the Exchange Act. The Committee shall consist of not fewer than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee may act at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. The Committee shall from time to time at its discretion determine: (i) those Officers, Directors, employees (including key and non-key), consultants and others who shall be granted options; (ii) the number of shares of stock to be optioned to each; and
(iii) subject to the express provisions of the Plan, the terms of all options so granted.

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         The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         If at any time the Committee shall not be in office, or has fewer than two members, the Board of Directors shall perform the functions of the Committee.

         If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except:
(i) as otherwise provided by the Board of Directors; and (ii) only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 17.

5. TYPES OF AWARDS; ELIGIBILITY. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11; and (viii) grant foreign qualified awards as provided in paragraph 12. The persons who shall be eligible to receive Incentive Stock Options shall be such Officer-employees and other employees (whether or not they are Directors) of the Company or its subsidiaries as the Committee or if there is no Committee, the Board of Directors, shall select from time to time. Directors who are not employees, consultants and others, who have a relationship with the Company or its subsidiaries may only receive Non-Statutory Stock Options. Officers and employees may also receive Non-Statutory Stock Options. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. Members of the Committee, and members of the Board of Directors if there is no Committee, shall only be eligible to receive grants under the Plan pursuant to paragraph 13.

              At the discretion of the Board of Directors or the Committee, if appointed, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6.  OPTION GRANTS.

(a) GENERAL RULES RELATING TO OPTIONS.

    (i) TERMS OF GRANT. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

    (ii) EXERCISE OF OPTIONS. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or is in the service of the Company or any subsidiary of the Company and shall have been

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            so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

    (iii) NONTRANSFERABILITY. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors with respect to an option granted to a person who is neither an Officer nor a Director of the Company, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or, for options other than Incentive Stock Options, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (iv)    TERMINATION OF EMPLOYMENT OR SERVICE.

            (A) GENERAL RULE. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option, but if the option is an Incentive Stock Option, it may not be exercised more than three months following termination of employment. Any option may be exercised only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

            (B) TERMINATION BECAUSE OF TOTAL DISABILITY. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option but if the option is an Incentive Stock Option, it must be exercised not more than one year after termination of employment. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, Director, Officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

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            (C)  TERMINATION BECAUSE OF DEATH.  Unless otherwise
                 determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

            (D) AMENDMENT OF EXERCISE PERIOD APPLICABLE TO TERMINATION. The Board of Directors, at the time of grant or at any time thereafter, may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

            (E) FAILURE TO EXERCISE OPTION. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.


    (v) PURCHASE OF SHARES. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration.

                 No shares shall be issued until full payment for the
            shares has been made. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors

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            an optionee may satisfy this obligation, in whole or in part, by having the Company withhold amounts due or by delivering to the Company Common Stock shares that would satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

(b) INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following additional terms and conditions:

    (i) LIMITATION OF AMOUNT OF GRANTS. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

    (ii) LIMITATION ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

    (iii) DURATION OF OPTIONS. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

    (iv) OPTION PRICE. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. During such time as the Common Stock is not listed upon an established stock exchange, the fair market value per share shall be the mean between the closing "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Company's Common Stock shall have been made on any stock exchange that day, on the next preceding day on which there was a sale of such stock. If there is no established market for the stock, the fair market value shall be determined by the most recent prior private sale price of the Common Stock. Subject to the foregoing, the Board of Directors in fixing the option price shall have full authority and discretion so long as they shall act in good faith.

    (v) LIMITATION ON TIME OF GRANT. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

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    (vi)    CONVERSION OF INCENTIVE STOCK OPTIONS.  The Board of Directors
            may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

(c) NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in paragraph 6(a) above:

    (i) OPTION PRICE. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.


    (ii) DURATION OF OPTIONS. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

7.  STOCK BONUSES.    The Board of Directors may award shares under the Plan as
stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8. RESTRICTED STOCK. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to the applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the

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Company to satisfy this withholding obligation.  Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

9.  Stock Appreciation Rights.

    (a) GRANT. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors prescribes.

    (b)  EXERCISE.

         (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.
                 No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

         (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised;
                 (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

         (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

         (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

         (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

         (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors with respect to a stock appreciation right granted to a person who is neither an Officer nor a Director of the

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                 Company, each other stock appreciation right granted
                 under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its term shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or ERISA.

         (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the satisfy the withholding amount.

         (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

10. CASH BONUS RIGHTS.

    (a) GRANT. The Board of Directors may grant cash bonus rights under the Plan in connection with: (i) options granted or previously granted; (ii) stock appreciation rights granted or previously granted; (iii) stock bonuses awarded or previously awarded; and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors with respect to a cash bonus right granted to a person who is neither an Officer nor a Director of the Company, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or ERISA. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

    (b) CASH BONUS RIGHTS IN CONNECTION WITH OPTION. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock
appreciation right by the applicable bonus percentage.   The bonus percentage
applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75 percent.

    (c) CASH BONUS RIGHTS IN CONNECTION WITH STOCK BONUS. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or when restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is

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repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

    (d)  CASH BONUS RIGHTS IN CONNECTION WITH STOCK PURCHASE.    A cash bonus
right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or when restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

    (e) TAXES. The Company shall withhold from any cash bonus paid pursuant to this paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

11. PERFORMANCE UNITS.       The Board of Directors may grant performance units
consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Boards of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved , 100 percent of the monetary value of the performance units shall be paid to or vested in the participants.
Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors with respect to a performance unit granted to a person who is neither an Officer nor a Director of the Company, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or ERISA. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

12. FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to such Officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

13. AWARDS TO COMMITTEE AND OTHER BOARD MEMBERS. The Board of Directors (or the Committee) may in its discretion award Non-Statutory Stock Options or other awards under the Plan (except Incentive Stock Options

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to non-employee directors) to members of the Board of Directors ("Director
Options"), subject to: (i) restrictions under applicable state law; (ii) any general policy as to number of options, option price, period of options, and/or the time or times at which options may be exercised as the Board of Directors may adopt; and (iii) any other terms, conditions and restrictions determined by the Board of Directors. Members of the Committee shall be eligible to receive Director Options by reason of being members of the Board of Directors (not by reason of Committee membership alone), provided such awards are by the Board of Directors and further provided receipt of a Director's Option will not cause the Committee member to cease being a "non-employee director". A Director Option granted to a Board member shall have an exercise price per share equal to not less than the fair market value of a share of Common Stock on the date of grant. Upon termination of a Director's membership on the Board, other than due to such Director's death or "total disability" (as defined in paragraph 6(a)(iv)(B)), any Director Options which are then exercisable may be exercised by such Director at any time prior to the expiration of such option's term or within three months following such cessation of membership, whichever period is shorter. The exercise price for each Director Option granted pursuant to this paragraph 13 is payable in the manner prescribed in paragraph 6(a)(v). The terms and provisions of this Plan shall also apply to the grant and exercise of Director Options, to the extent such other provisions do not contradict the express provisions of this paragraph 13.

14. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In addition, except with respect to transactions referred to in paragraph 15, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. If the shareholders of the Company receive capital stock from another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock (unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder are to be treated as set forth in the following sentence) in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company to which paragraph 15 does not apply, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 14, the Board of Directors may, in its sole discretion, provide 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

15. ACCELERATION IN CERTAIN EVENTS.      Notwithstanding any other provisions
of the Plan, all options and stock appreciation rights outstanding under the Plan shall immediately become exercisable in full for the remainder of their terms at any time when any one of the following events has taken place:

    (a) The shareholders of the Company approve one of the following ("Approved Transactions"):

         (i) Any consolidation, merger or plan of exchange, involving the Company ("Merger") pursuant to which Common Stock would be converted into cash; or

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         (ii)     Any sale, lease, exchange or other transfer (in one
transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

    (b) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of at least 20 percent of the outstanding Common Stock (an "Offer"); or

    (c) The Company receives a report on Schedule 13D under the Exchange Act reporting the beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock, except that if such receipt shall occur during a tender offer or exchange offer by any person other than the Company or a wholly owned subsidiary of the Company, acceleration of exercisability shall not take place until the conclusion of such offer; or

    (d) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new Directors was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period.

        All options and stock appreciation rights that are accelerated pursuant to this paragraph 15 shall terminate upon the dissolution of the Company or upon the consummation of any Merger pursuant to which Common Stock would be converted to cash. The terms used in this paragraph 15 and not defined elsewhere in the Plan shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

16. CORPORATE MERGERS, ACQUISITIONS, ETC. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses, and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

17. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a) (iv), 9, 14 and 15, however, no change in an award already granted shall be made without the written consent of the holder of such award. Notwithstanding any of the foregoing, shareholder approval (sufficient under applicable state law) is required for any Plan amendment which: (a) materially increases the total number of shares subject to the Plan (except as provided in paragraph 14); (b) materially modifies the class of eligible employees under the Plan; or (c) effects a change relating to Incentive Stock Options which is inconsistent with the Code, ERISA, or rules and regulations adopted thereunder.

18. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or

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deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

19. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan, or any award pursuant to the Plan, shall: (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

20. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividend or other rights for which the record date occurs prior to the date such stock certificate is issued.

                             * * * * * * * * *